Exhibit 99.1

Investor Relations Contacts:	Media Contact:
Antonella Franzen	Stephen Wasdick
+1-609-720-4665	+1-609-806-2262
afranzen@tyco.com	swasdick@tyco.com

Leila Peters
+1-609-720-4545
lpeters@tyco.com

FOR IMMEDIATE RELEASE:
 TYCO REPORTS FIRST QUARTER 2014 EARNINGS
FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.47 PER SHARE
AND GAAP EARNINGS OF $0.57 PER SHARE

•	Revenue of $2.65 billion increases 2%, with 1.5% organic growth

•	Before special items, segment operating income increases 9% and operating margin improves 80 basis points to 13.3%

•	Diluted EPS from continuing operations before special items increases 15%

•	The Company completes the acquisition of Westfire, Inc.

•	The Company repurchases 6.6 million shares for $250 million

(Income and EPS amounts are attributable to Tyco common shareholders)
($ millions, except per-share amounts)

	Q1 2014	Q1 2013	% Change
Revenue	$2,647	$2,600	2%
Segment Operating Income	$328	$296	11%
Operating Income	$374	$235	59%
Income from Continuing Operations	$270	$159	70%
Diluted EPS from Continuing Operations	$0.57	$0.34	68%
Special Items	$0.10	$(0.07)
Segment Operating Income Before Special Items	$352	$324	9%
Income from Continuing Ops Before Special Items	$222	$195	14%
Diluted EPS from Continuing Ops Before Special Items	$0.47	$0.41	15%

NEUHAUSEN, Switzerland, January 31, 2014 - Tyco (NYSE: TYC) today reported $0.57 in GAAP diluted earnings per share (EPS) from continuing operations for the fiscal first quarter of 2014 and diluted EPS from continuing operations before special items of $0.47. Revenue in the quarter increased 2% versus the prior year to $2.65 billion. Organic revenue grew 1.5% in the quarter, with 2% growth in service and 2% growth in products. Installation revenue was unchanged from the prior year on an organic basis. Acquisitions contributed two percentage points of growth, which was mostly offset by the impact of divestitures and changes in foreign currency exchange rates.

Tyco Chief Executive Officer George Oliver said, “We are off to a great start to the fiscal year. Our results this quarter were driven by strong execution across all three segments, resulting in 15% growth in earnings per share before special items.

“I am very pleased with the progress we are making on our growth initiatives and we are beginning to see some momentum on the front end of the business, with order rates increasing almost 7% year over year. There are also signs of a recovery in non-residential construction markets in North America, stability in Europe, and we continue to capture double-digit growth in our Growth Markets. During the quarter, we also completed the acquisition of Westfire, which builds on our fire protection capabilities and provides a platform for further growth in Latin America, while continuing to return capital to shareholders through share repurchases and dividends. We are well positioned across our businesses and markets to continue to deliver strong results in 2014 and for the longer term.”

Organic revenue, free cash flow, operating income, segment operating income, and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules as well as first quarter review slides can be found in the Investor Relations section of Tyco’s website at http://investors.tyco.com.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. All dollar amounts are pre-tax and stated in millions. All comparisons are to the fiscal first quarter of 2013 unless otherwise indicated.

North America Installation & Services

	Q1 2014	Q1 2013	% Change
Revenue	$957	$976	(2)%
Operating Income	$117	$108	8%
Operating Margin	12.2%	11.1%
Special Items	$(12)	$(12)
Operating Income Before Special Items	$129	$120	8%
Operating Margin Before Special Items	13.5%	12.3%

Revenue of $957 million decreased 2% in the quarter, primarily due to the divestiture of the guarding business. A 2% increase in service revenue was offset by a 3% decline in installation, resulting in flat organic revenue growth. Backlog of $2.4 billion was consistent with the prior year. On a quarter sequential basis, backlog declined 1%, excluding the impact of foreign currency.

Operating income for the quarter was $117 million and the operating margin was 12.2%. Special items of $12 million consisted primarily of separation charges. Before special items, operating income was $129 million and the operating margin was 13.5%. The 120 basis point improvement in operating margin before special items resulted from a higher mix of service revenue, improved execution in installation and productivity benefits.

Rest of World Installation & Services

	Q1 2014	Q1 2013	% Change
Revenue	$1,125	$1,090	3%
Operating Income	$125	$114	10%
Operating Margin	11.1%	10.5%
Special Items	$(8)	$(7)
Operating Income Before Special Items	$133	$121	10%
Operating Margin Before Special Items	11.8%	11.1%

Revenue of $1.1 billion increased 3% in the quarter. Service revenue increased 2% and installation increased 3% for total organic revenue growth of 2%. Acquisitions contributed 3.5% to revenue growth, which was mostly offset by the impact of divestitures and changes in foreign currency exchange rates. Backlog of $2.7 billion increased 11% year over year and 3% on a quarter sequential basis, excluding the impact of foreign currency.

Operating income for the quarter was $125 million and the operating margin was 11.1%. Special items of $8 million resulted primarily from a loss on the sale of an investment. Before special items, operating income was $133 million, and the operating margin was 11.8%. Increased revenue and productivity initiatives drove the 70 basis point expansion in operating margin before special items.

Global Products

	Q1 2014	Q1 2013	% Change
Revenue	$565	$534	6%
Operating Income	$86	$74	16%
Operating Margin	15.2%	13.9%
Special Items	$(4)	$(9)
Operating Income Before Special Items	$90	$83	8%
Operating Margin Before Special Items	15.9%	15.5%

Revenue of $565 million increased 6% in the quarter, including a 4% benefit from acquisitions. Organic revenue grew 2%.

Operating income for the quarter was $86 million and the operating margin was 15.2%. Special items of $4 million consisted of restructuring charges. Before special items, operating income was $90 million and the operating margin was 15.9%, a year-over-year increase of 40 basis points. Operating leverage from increased revenue was partially offset by non-cash purchase accounting, which negatively impacted the operating margin by 30 basis points.

OTHER ITEMS

•
Cash from operating activities was $123 million and free cash flow was $24 million, which included a net cash outflow of $25 million primarily related to environmental, restructuring and separation activities partially offset by the settlement of a legacy matter. Adjusted free cash flow for the quarter was $49 million. The Company completed the quarter with $479 million in cash and cash equivalents.

•
Corporate expense before special items was $55 million for the quarter. On a GAAP basis, there was a net benefit of $46 million in Corporate and Other, which included a non-cash benefit of $92 million related to the settlement of legacy litigation with former management and a net benefit of $16 million from the settlement of a legacy tax-related dispute with CIT, a former subsidiary of the Company.

•	The tax rate before special items was 17.7% for the quarter.

•	The Company repurchased 6.6 million shares for $250 million during the quarter under the existing share repurchase authority, of which $250 million remains.

•
As previously disclosed, during the quarter the company closed its acquisition of Westfire, Inc., a leading fire installation and services business in the mining and special hazard verticals in the United States, Chile and Peru, which is expected to generate approximately $80 million in revenue in fiscal 2014.

•
As previously disclosed, during the quarter the Company completed the sale of its Armourguard business in New Zealand and its fire and security business in Fiji, which together generated $80 million of revenue in fiscal 2013.

ABOUT TYCO

Tyco (NYSE: TYC) is the world’s largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in annual revenue, Tyco has over 65,000 employees in more than 1,000 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s first quarter results for 2014 during a conference call and webcast today beginning at 8:00 a.m. ET. Today’s conference call for investors can be accessed in the following ways:

•	At Tyco’s website: http://investors.tyco.com.

•
By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 857-9797. The telephone dial-in number for participants outside the United States is (517) 308-9262, passcode “Tyco”.

•
An audio replay of the conference call will be available at 10:00 a.m. (EST) on January 31, 2014 and ending at 11:59 p.m. (EST) on February 7, 2014. The replay dial-in number for participants in the United States is (866) 357-4208. For participants outside the United States, the replay dial-in number is (203) 369-0124, passcode 3410.

•	A webcast replay of the conference call will be available on the “Presentations & Webcasts” section of Tyco’s website: http://investors.tyco.com.

NON-GAAP MEASURES

Organic revenue, free cash flow (outflow) (FCF), and income from continuing operations, earnings per share (EPS) from continuing operations, operating income and segment operating income, in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that either do not reflect the underlying results and trends of the Company’s businesses or are not completely under management’s control. There are limitations associated with organic revenue, such as the fact that, as presented herein, the metric may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using organic revenue in combination with the GAAP numbers. Organic revenue may be used as a component in the company’s incentive compensation plans.

FCF is a useful measure of the company's cash that permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation and is available to service debt and make investments. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. It, or a measure that is based on it, may be used as a component in the company's incentive compensation plans. The difference reflects the impact from:

•net capital expenditures,

•dealer generated accounts and bulk accounts purchased,

•cash paid for purchase accounting and holdback liabilities, and

•voluntary pension contributions.

Capital expenditures and dealer generated and bulk accounts purchased are subtracted because they represent long-term investments that are required for normal business activities. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions are added because this activity is driven by economic financing decisions rather than operating activity. In addition, from time to time the company may present adjusted free cash flow, which is free cash flow, adjusted to exclude the cash impact of the special items highlighted below. This number provides information to investors regarding the cash impact of certain items management believes are useful to identify, as described below.

The limitation associated with using these cash flow metrics is that they adjust for cash items that are ultimately within management's and the Board of Directors' discretion to direct and therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. Furthermore, these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using FCF in combination with the GAAP cash flow numbers.

The company has presented its income and EPS from continuing operations, operating income and segment operating income before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, certain changes to accounting methodologies, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency, and presents corporate expense excluding special items. One or more of these measures may be used as components in the company's incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company's underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company's reported GAAP metrics, and these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company provides general corporate services to its segments and those costs are reported in the "Corporate and Other" segment. This segment's operating income (loss) is presented as "Corporate Expense." Segment Operating Income represents Tyco’s operating income excluding the Corporate and Other segment, and reflects the results of Tyco’s three operating segments. Segment Operating Income before special items reflects GAAP operating income adjusted for the special items noted in the paragraph above.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. In many cases forward-looking statements are identified by words, and variations of words, such as "anticipate", "estimate", "believe", "continue", "could", "intend", "may", "plan", "potential", "predict", "positioned", "should", "will", "expect", "objective", "projection", "forecast", "goal", "guidance", "outlook", "effort", "target", and other similar words. However, the absence of these words does not mean the statements are not forward-looking. Examples of forward-looking statements include, but are not limited to, revenue, operating income and other financial projections, statements regarding the health and growth prospects of the industries and end markets in which Tyco operates, the leadership, resources, potential, priorities, and opportunities for Tyco in the future, statements regarding Tyco’s credit profile, capital allocation priorities and other capital market related activities, and statements regarding Tyco's acquisition, divestiture, restructuring and other productivity initiatives. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. Tyco is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 and in subsequent filings with the Securities and Exchange Commission.

###

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	Quarters Ended
	December 27,	December 28,
	2013	2012
Revenue from product sales	$1,493	$1,443
Service revenue	1,154	1,157
Net revenue	2,647	2,600
Cost of product sales	1,023	1,004
Cost of services	648	664
Selling, general and administrative expenses	599	682
Separation costs	—	5
Restructuring and asset impairment charges, net	3	10
Operating income	374	235
Interest income	3	4
Interest expense	(24)	(24)
Other expense, net	(1)	(9)
Income from continuing operations before income taxes	352	206
Income tax expense	(76)	(39)
Equity loss in earnings of unconsolidated subsidiaries	(4)	(6)
Income from continuing operations	272	161
Income from discontinued operations, net of income taxes	—	4
Net income	272	165
Less: noncontrolling interest in subsidiaries net income	2	2
Net income attributable to Tyco common shareholders	$270	$163
Amounts attributable to Tyco common shareholders:
Income from continuing operations	$270	$159
Income from discontinued operations	—	4
Net income attributable to Tyco common shareholders	$270	$163
Basic earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.58	$0.34
Income from discontinued operations	—	0.01
Net income attributable to Tyco common shareholders	$0.58	$0.35
Diluted earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.57	$0.34
Income from discontinued operations	—	—
Net income attributable to Tyco common shareholders	$0.57	$0.34
Weighted average number of shares outstanding:
Basic	464	466
Diluted	471	473

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2013.

TYCO INTERNATIONAL LTD.
RESULTS OF SEGMENTS
(in millions)
(Unaudited)

	Quarters Ended
	December 27, 2013		December 28, 2012

Net Revenue
NA Installation & Services	$957		$976
ROW Installation & Services	1,125		1,090
Global Products	565		534
Total Net Revenue	$2,647		$2,600

Operating Income and Margin
NA Installation & Services	$117	12.2%	$108	11.1%
ROW Installation & Services	125	11.1%	114	10.5%
Global Products	86	15.2%	74	13.9%
Corporate and Other	46	N/M	(61)	N/M
Operating Income and Margin	$374	14.1%	$235	9.0%

TYCO INTERNATIONAL LTD.
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	December 27, 2013	September 27, 2013
Assets
Current Assets:
Cash and cash equivalents	$479	$563
Accounts receivable, net	1,725	1,738
Inventories	685	655
Prepaid expenses and other current assets	864	857
Deferred income taxes	254	254
Total Current Assets	4,007	4,067
Property, plant and equipment, net	1,678	1,677
Goodwill	4,528	4,519
Intangible assets, net	806	804
Other assets	994	1,109
Total Assets	$12,013	$12,176

Liabilities and Equity
Current Liabilities:
Loans payable and current maturities of long-term debt	$180	$20
Accounts payable	838	899
Accrued and other current liabilities	1,777	1,910
Deferred revenue	368	402
Total Current Liabilities	3,163	3,231
Long-term debt	1,443	1,443
Deferred revenue	392	400
Other liabilities	1,849	1,969
Total Liabilities	6,847	7,043

Redeemable noncontrolling interest	12	12

Total Tyco shareholders' equity	5,130	5,098
Nonredeemable noncontrolling interest	24	23
Total Equity	5,154	5,121
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$12,013	$12,176

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2013.

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	For the Quarters Ended
	December 27,	December 28,
	2013	2012
Cash Flows From Operating Activities:
Net income attributable to Tyco common shareholders	$270	$163
Noncontrolling interest in subsidiaries net income	2	2
Income from discontinued operations, net of income taxes	—	(4)
Income from continuing operations	272	161
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	106	105
Non-cash compensation expense	15	14
Deferred income taxes	57	10
Provision for losses on accounts receivable and inventory	11	18
Legacy legal matters	(92)	—
Other non-cash items	16	6
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	14	(9)
Contracts in progress	13	(2)
Inventories	(32)	(29)
Prepaid expenses and other current assets	(59)	31
Accounts payable	(44)	(61)
Accrued and other liabilities	(108)	(228)
Deferred revenue	(41)	(47)
Other	(5)	(8)
Net cash provided by (used in) operating activities	123	(39)
Net cash provided by discontinued operating activities	—	4
Cash Flows From Investing Activities:
Capital expenditures	(92)	(90)
Proceeds from disposal of assets	4	3
Acquisition of businesses, net of cash acquired	(54)	(23)
Acquisition of dealer generated customer accounts and bulk account purchases	(11)	(6)
Sales and maturities of investments	112	11
Purchases of investments	(32)	(91)
Other	6	8
Net cash used in investing activities	(67)	(188)
Cash Flows From Financing Activities:
Proceeds from issuance of short-term debt	310	—
Repayment of short-term debt	(150)	—
Proceeds from exercise of share options	40	46
Dividends paid	(74)	(70)
Repurchase of common shares by treasury	(250)	(50)
Transfer to discontinued operations	—	(29)
Other	(9)	(16)
Net cash used in financing activities	(133)	(119)
Net cash provided by discontinued financing activities	—	29
Effect of currency translation on cash	(7)	3
Net decrease in cash and cash equivalents	(84)	(310)
Less: net increase in cash and cash equivalents related to discontinued operations	—	33
Cash and cash equivalents at beginning of period	563	844
Cash and cash equivalents at end of period	$479	$501

Reconciliation to "Free Cash Flow":
Net cash provided by (used in) operating activities	$123	$(39)
Capital expenditures, net	(88)	(87)
Acquisition of dealer generated customer accounts and bulk account purchases	(11)	(6)
Purchase accounting and holdback liabilities	—	(1)
Free Cash Flow	$24	$(133)

Reconciliation to "Adjusted Free Cash Flow":
CIT settlement	$(60)	$—
IRS litigation costs	1	—
Separation costs	22	100
Restructuring and repositioning costs	29	19
Environmental remediation payments	31	10
Legal settlements	—	33
Net asbestos (recoveries) / payments	3	(58)
Cash (receipt) / payment from Covidien/TE Connectivity	(1)	(5)
Special Items	$25	$99

Adjusted Free Cash Flow	$49	$(34)

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

 TYCO INTERNATIONAL LTD.
ORGANIC GROWTH RECONCILIATION - REVENUE
(in millions)

		Quarter Ended December 27, 2013
		Base Year
	Net Revenue for the Quarter Ended December 28, 2012	Adjustments		Adjusted Fiscal 2013 Base Revenue							Net Revenue for the Quarter Ended December 27, 2013
		Divestitures / Other (2)			Foreign Currency		Acquisitions		Organic Revenue (1)
NA Installation and Services	$976	$(18)	(1.8)%	$958	$(7)	(0.7)%	$4	0.4%	$2	0.2%	$957	(1.9)%
ROW Installation and Services	1,090	(7)	(0.6)%	1,083	(20)	(1.8)%	38	3.5%	24	2.2%	1,125	3.2%
Global Products	534	1	0.2%	535	(3)	(0.6)%	20	3.7%	13	2.4%	565	5.8%
Total Net Revenue	$2,600	$(24)	(0.9)%	$2,576	$(30)	(1.2)%	$62	2.4%	$39	1.5%	$2,647	1.8%

(1) Organic revenue growth percentage based on adjusted fiscal 2013 base revenue.
(2)Amounts include the transfer of a business from NA Installation and Services to Global Products.

Earnings Per Share Summary
(Unaudited)

	Quarter Ended Dec. 27, 2013	Quarter Ended Dec. 28, 2012
Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.57	$0.34

expense / (benefit)

Restructuring and repositioning activities	0.01	0.01

Separation costs included in SG&A	0.02	0.01

Environmental remediation	—	0.01

Loss on sale of investment	0.01	—

CIT settlement	(0.03)	—

Settlement with former management	(0.11)	—

Separation costs	—	0.01

Tax items	—	0.01

2012 Tax Sharing Agreement	—	0.02

Total Before Special Items	$0.47	$0.41

Tyco International Ltd.
For the Quarter Ended December 27, 2013
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$957		$1,125		$565		$2,647		$—		$2,647

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$117	12.2%	$125	11.1%	$86	15.2%	$328	12.4%	$46	N/M	$374	14.1%	($21)	($1)	($76)	($4)	($2)	$270	$0.57

Restructuring and repositioning activities	(2)				4		2		7		9				(2)			7	0.01

Separation costs included in SG&A	14						14		1		15				(6)			9	0.02

(Gains) / losses on divestitures, net									(3)		(3)							(3)	—

Acquisition / integration costs			1				1				1							1	—

Settlement with former management									(92)		(92)				36			(56)	(0.11)

Asbestos									1		1				(1)			—	—

IRS litigation costs									1		1							1	—

CIT settlement									(16)		(16)							(16)	(0.03)

Loss on sale of investment			7				7				7							7	0.01

2012 Tax Sharing Agreement														2				2	—

Total Before Special Items	$129	13.5%	$133	11.8%	$90	15.9%	$352	13.3%	($55)	N/M	$297	11.2%	($21)	$1	($49)	($4)	($2)	$222	$0.47

															Diluted Share Outstanding				471
															Diluted Shares Outstanding - Before Special Items				471

Tyco International Ltd.
For the Quarter Ended December 28, 2012
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$976		$1,090		$534		$2,600		$—		$2,600

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$108	11.1%	$114	10.5%	$74	13.9%	$296	11.4%	($61)	N/M	$235	9.0%	($20)	($9)	($39)	($6)	($2)	$159	$0.34

Restructuring, net			7		2		9		1		10				(2)			8	0.01

Separation costs included in SG&A	12						12		1		13				(5)			8	0.01

(Gains) / losses on divestitures, net									(3)		(3)							(3)	—

Acquisition / integration costs					1		1				1							1	—

Asbestos									(1)		(1)							(1)	—

Environmental remediation					6		6				6				(2)			4	0.01

Separation costs									5		5							5	0.01

Tax items															4			4	0.01

2012 Tax Sharing Agreement														10				10	0.02

Total Before Special Items	$120	12.3%	$121	11.1%	$83	15.5%	$324	12.5%	($58)	N/M	$266	10.2%	($20)	$1	($44)	($6)	($2)	$195	$0.41

															Diluted Shares Outstanding				473
															Diluted Shares Outstanding - Before Special Items				473